Exhibit 1

2025 STOCK COMPENSATION PLAN

OF

SPAR GROUP, INC.

Dated as of May 6, 2025 and Effective upon Stockholder Approval

1.    Approval and Purposes of this Plan; Plan Term. (a) SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), through the action of its Compensation Committee (the "Compensation Committee") and its Board of Directors (the "Board") on May 6, 2025, authorized, approved and established this 2025 Stock Compensation Plan of SPAR Group, Inc., dated as of May 6, 2025 (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, this "Plan"), for submission to the stockholders of the Corporation at their annual meeting on or about June 12, 2025 (as and to the extent such meeting may be rescheduled, postponed or adjourned), and effective upon the approval of this Plan by a majority of the shares voted by the stockholders of the Corporation at that meeting provided that a quorum exists (or, if later, within no more than 180 days after such Board approval) in accordance with applicable Exchange Rules and other Applicable Law (the "Effective Date"). In addition to the definitions contained in various Sections below, certain definitions and interpretations applicable to this Plan are set forth below in Sections 25 and 26, respectively, and capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the SGRP By-Laws.

(b)    This Plan is intended to provide an incentive to selected directors, officers, employees, and consultants of each SGRP Company, and to offer an additional inducement in obtaining the services of such individuals. This Plan provides for the grant of equity compensation awards (each an "Award") in, to or otherwise respecting shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), in the form of (i) nonqualified stock options ("NQSOs") as that do not qualify as ISOs (as defined in Section 25) as provided in Section 7, and (ii) restricted stock units ("RSUs") as provided in Section 8, in each case in accordance with and to the greatest extent permitted by this Plan and Applicable Law. The Corporation makes no representation or warranty, express or implied, as to the qualification of any Award under the Code.

(c)    On the Effective Date, this Plan supersedes and replaces all Prior Plans and governs all new Awards granted on and after the Effective Date. For clarity, after the Effective Date no new Awards can be issued under any Prior Plan. All Awards that were issued at any time under any Prior Plan and still outstanding (i.e., unexercised NQSOs or unvested restricted stock awards) on the Effective Date ("Continuing Awards"), respecting the covered shares of the Corporation's Common Stock ("Continuing Award Shares"), shall continue to be governed by the applicable Prior Plan, which Prior Plans shall continue in full force and effect for such purposes.

(d)    This Plan shall have an initial term that begins on the Effective Date and ends on May 31, 2028 ("Plan Term"), and no Award may be granted thereafter under this Plan, unless an extension or elimination of such Plan Term is approved by stockholders of the Corporation if and as required pursuant to Section 24. Awards granted prior to the end of the term of the Plan Term shall continue to be governed by this Plan (which shall continue in full force and effect for that purpose).

2.    Stock Subject to this Plan. (a) Subject to adjustment under and the other provisions of this Plan, the Corporation from time to time during the Plan Term may grant Awards (NQSOs and/or RSUs) covering up to a total of two million (2,000,000) shares of SGRP's Common Stock ("Maximum Award") under this Plan ("New Awards") to, in or otherwise respecting its Common Stock ("New Award Shares"). However, the pending New Awards granted shall at the time of grant not exceed the Remaining Availability. The "Remaining Availability" at the applicable time will be the Maximum Award minus all previously granted New Awards, each subject to adjustment as expressly provided in this Plan if and to the same extent any adjustment is made in the pending New Awards. For clarity the Maximum Award is a total of the NQSO's and RSU's Award Shares combined.

(b)    The Corporation at all times shall reserve and keep available such number of shares of Common Stock as would be sufficient to satisfy the Awards issued under and the other requirements of this Plan. Such shares of Common Stock shall consist (in whole or in part) of unissued shares of Common Stock, which are hereby authorized by the Board and SGRP's Stockholders, and to the extent shares of Common Stock are then held in the treasury of the Corporation, such treasury shares may be used to satisfy Awards in addition to or instead of newly issued shares, in the discretion of the Compensation Committee. No fractional shares of Common Stock shall be issued or purchased under this Plan.

(c)    Notwithstanding any other provision of this Plan, Continuing Awards, inducement awards, bonus plans, phantom stock awards, or other incentive plans, options, or awards shall not be counted against or otherwise reduce or affect the number of shares available for issuance under the Plan.

3.    Administration of this Plan; Administrators' Authority and Discretion, No Liability, Vesting, Etc. (a) This Plan will be administered under the authority of the Compensation Committee on behalf of the Board as provided in this Plan, the SGRP By-Laws and the Charter(as defined in Section 25). The Chief Executive Officer and Chief Financial Officer of the Corporation and one or more other officers, employees and independent contractors approved by the Compensation Committee (including the Compensation Committee to the extent applicable, each an "Administrator") shall administer this Plan to the extent permissible under and in accordance with the SGRP By-Laws, the Charter, applicable Exchange Rules and Applicable Law. The Compensation Committee or the Board may remove, add or change any Administrator at any time with or without reason. The Administrators also may delegate administrative duties to one or more other officers, employees and independent contractors, and the delegation hereunder of power and authority to the Administrators and by them to others shall be consistent with this Plan, the SGRP By-Laws and all Applicable Law (including, without limitation, applicable state law and Rule 16b-3) and any applicable Exchange Rules.

(b)    The Compensation Committee shall have the power and authority (which it may delegate from time to time to the Administrators to the extent permitted by this Plan, the Charter, applicable Exchange Rules and Applicable Law), in their sole discretion, to determine or approve (among other things), to the maximum extent permitted by this Plan, the Charter, Applicable Law and applicable Exchange Rules: (i) the persons who shall be granted Awards under this Plan; (ii) when they shall receive Awards and the applicable grant dates; (iii) whether an Award granted to an employee shall be a NQSO and/or a RSU; (iv) the number of shares of Common Stock to be subject to each Award; (v) the standard term of each Award, including any provisions for early vesting, termination or forfeiture; (vi) the method or formula for determining (A) the date each option shall become exercisable or RSUs shall vest and become payable or issuable, (B) whether an Award shall be exercisable or vest in whole or in installments, and (C) if in installments, (1) the number of shares of Common Stock to be subject to each installment, (2) whether the installments shall be cumulative and (3) the date each installment shall become exercisable or vest and the term of each installment; (vii) whether to accelerate the date of exercise or vesting of any Award or installment; (vii) whether shares of Common Stock may be issued upon the exercise of an option as partly paid, and, if so, the method or formula for determining the dates when future installments of the exercise price shall become due and the amounts of such installments; (viii) the form of payment of the exercise price for any option; (ix) the method or formula for determining (A) the exercise price of each option, and (B) the Fair Market Value of a share of Common Stock for all purposes of this Plan; (x) whether and under what conditions to restrict the pledge, sale or other disposition of any Award granted under this Plan; (xi) whether and under what conditions to subject the exercise or vesting of all or any portion of an Award to the fulfillment of certain restrictions or contingencies, including (without limitation) restrictions or contingencies relating to (A) entering into a covenant not to solicit the customers of any SGRP Company for at least one year, (B) financial objectives for the Corporation, any of its Subsidiaries, a division, a product line or other category and/or (C) the period of continued employment or consulting of the Awardee with any SGRP Company, and in each case to determine whether such restrictions or contingencies have been met; (xii) the method or formula for determining the amount, if any, necessary to satisfy the obligation to withhold taxes or other amounts with respect to any Award; (xiii) whether an Awardee Retires or has a Disability or has Retired; (xiv) whether to cancel or modify an Award in accordance with this Plan or the Contract, either with or without the consent of the Awardee, provided, however, that any modified provision is permitted to be included in an Award granted under this Plan on the date of the modification and does not reduce (as a whole) the interests or rights of the Awardee thereunder in any material respect; (xiii) how to construe the respective Contracts and this Plan; and (xi) the policies, rules and regulations relating to this Plan and how and when to prescribe, amend and rescind the same.

(c)    The Compensation Committee shall have exclusive power and authority respecting (i) any provision of this Plan or any Award granted under this Plan, or any amendment to either, that under Rule 16b-3 requires the approval of the Board, a committee of non-employee directors or the stockholders, in order to be exempt under Section 16(b) of the Securities Exchange Act (unless otherwise specifically provided herein), and (ii) any other determination necessary or advisable for administering this Plan to the extent such determination may or must be made by the Compensation Committee or similar committee of independent directors under applicable provisions of the Code, ERISA, Securities Law, Exchange Rules or Accounting Standards, other Applicable Law or the Charter.

(d)    Any controversy or claim arising out of or relating to this Plan, any option granted under this Plan or any Contract on the books and records of the Corporation with respect thereto shall be determined unilaterally by the Administrators in their sole and absolute discretion. The Administrators may in their discretion refer, or shall refer to the extent required by this Plan, the Charter, the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law, any such matter to the Compensation Committee for its determination, which determination shall be final, conclusive and binding on all parties. In all other cases, the determinations of the Administrators on such matters shall be final, conclusive and binding on all parties.

(e)    No present or former Administrator or director, officer, employee or consultant of any SGRP Company shall be liable for any action, inaction or determination made in good faith, and no present or former member of the Compensation Committee shall be liable for any action, inaction or determination made in good faith, with respect to this Plan, any Award granted, exercisable, exercised, vested, settled, surrendered or expired hereunder or any bookkeeping entry made in good faith in connection therewith.

(f)    The Corporation shall maintain a separate permanent record of its actions with respect to the Plan, which shall be available for inspection by appropriate persons as may be required by Applicable Law. Such records shall include (without limitation) a separate account for each Awardee reflecting all Awards granted, exercisable, exercised, vested, settled, surrendered, forfeited, cancelled or expired and other actions taken with respect thereto. The Corporation's books and records shall be conclusive as to the existence, amounts and terms of all Awards absent manifest error.

(g)    Notwithstanding the foregoing, and in addition to the requirements of the SGRP By-Laws, so long as the Corporation has any class of its common equity securities registered or required to be registered under Section 12 of the Securities Exchange Act, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act, as amended, or any successor rule (together with such section, "Rule 16b-3"), or to preserve any deduction or otherwise comply with any applicable provision of the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law, any Compensation Committee appointed by the Board to administer this Plan shall be comprised of two or more directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. In any event, so long as required by the SGRP By-Laws, any Compensation Committee appointed by the Board to administer this Plan shall be comprised of three or more directors, and its Chairman and at least two of whom shall be a "Super Independent Director" as defined in the SGRP By-Laws. Unless otherwise provided in under the SGRP By-Laws, in the Charter or by Applicable Law, a majority of the members of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Compensation Committee.

(h)   For clarity, although this Plan is administrated by “Administrators” (CEO and CFO by default) and the Compensation Committee, the approval of the Compensation Committee shall always be required to grant Awards and to amend Awards and this Plan; provided, however, that the approval of the Board also may be required to grant certain Awards and to make certain amendments to Awards and this Plan to the extent required by the Charter, Nasdaq Rules and Applicable Law.

4.    Grant of Awards; Maximum Award Term; and Vesting. (a) The Corporation from time to time may grant Awards, with the recommendation of the Administrators and the Compensation Committee and the approval of the Board (but without further approval from the Corporation's stockholders), of NQSO or RSU Awards in accordance with this Plan to any director, officer, employee or consultant of any SGRP Company, in each case as they may determine in their sole discretion. The Administrators shall implement such grant promptly following such approval. Such Awards granted shall cover such number of shares of Common Stock as they may determine.

(b)    Each Award granted pursuant to this Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such Award is granted; provided, however, that the term of each Award granted pursuant to this Plan shall be for a period of at least a two (2) but not more than four (4) years from the last vesting date of the Award, as specified in the applicable Award(s), with four (4) years being the applicable period if none is specified.

(c)    Notwithstanding any provision of the Plan to the contrary, any Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals), unless the Administrators recommend and the Compensation Committee approves otherwise, shall vest ratably in equal periodic amounts, starting on the first anniversary of the grant date, over: (i) at least a one (1) but not more than three (3) years in the case of option Awards to officers, employees or consultants, as specified in the applicable Award(s), with three (3) years being the applicable period if none is specified; (ii) at least a one (1) but not more than three (3) years in the case of RSU Awards to officers, employees or consultants, as specified in the applicable Award(s), with three (3) years being the applicable period if none is specified; and (iii) at least a one (1) but not more than a two (2) years in the case of stock options or RSUs to directors, with one (1) year being the applicable period if none is specified; provided, however, that shorter vesting periods and lengths may be provided in Awards in connection with establishing the terms and conditions of employment of an Awardee necessary for the recruitment of such individual. However, all outstanding Awards instead shall immediately vest in full upon an Extraordinary Event (as defined in Section 12(b)).

(d)    Except as may otherwise be expressly provided in in this Plan or in the applicable Awardee's Contract or written employment, consulting, severance, termination, departure, or other agreement), an Awardee must hold the position of a director, officer, employee or consultant of a SGRP Company at the time of any determination (including vesting) under this Plan other than absence from such a position due to the Awardee's Retirement, death or Disability.

(e)    Awards shall be subject to earlier vesting or termination as provided in this Plan.

(f)     No ISOs are authorized under this Plan.  However if ISOs ever become available under this Plan, if on the date of grant of any such ISO Award any class of common stock of the Corporation (including without limitation the Common Stock) is required to be registered under the SEC, the maximum number of shares subject to such an ISO Award that may be granted to any director, officer, employee or consultant during any calendar year under this Plan shall be 100,000 shares.  For clarity, such 100,000 share limit does not apply to or affect any NQSO or RSU.

5.    Absences; Certain Changes of Service Relationships. (a) Except as may otherwise be expressly provided in in this Plan or in the applicable Awardee's Contract or written employment, consulting, severance, termination, departure, or other agreement), an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered a director, officer, employee or consultant for purposes of this Plan during such leave if the period of the leave does not exceed one hundred twenty (120) days, or, if longer, so long as the individual's right to return to, re-employment with or re-engagement by such SGRP Company, as the case may be, is guarantied either by Applicable Law or by contract or such SGRP Company has consented by policy or in writing to a longer absence. If the period of leave exceeds one hundred twenty (120) days, the individual's right to return, re-employment or re-engagement is not guarantied by Applicable Law statute, contract, policy or consent, or the Compensation Committee has not consented otherwise, the individuals position as a director, officer, employee or consultant shall be deemed to have terminated on the 121st day of such leave.

(b)    Notwithstanding anything to the contrary in this Plan, unless otherwise provided in an applicable Contract or the Awardee's written employment, consulting, severance, termination, departure, or other agreement, or as the Administrators may otherwise determine in their sole discretion and advise in writing: the termination (other than the Awardee's Retirement, death or Disability, but consistent with subsections (a) of this Section, above, and Section 6 below) of an Awardee's service relationship as a director, officer, employee or consultant of one SGRP Company shall not be deemed to be a termination of the Awardee's service relationship, and the service relationship shall be deemed to be continuing, and not a termination, for the purposes of this Plan (including continuation for the measurement of applicable vesting periods), as long as the Awardee continues to be a director, officer, employee or consultant of any other SGRP Company.

6.    Handling Awards on Termination of Relationship; Exceptions For Retirement, Death and Disability. (a) Except as may otherwise be expressly provided in in this Plan or the applicable Awardee's Contract or written employment, consulting, severance, termination, departure, or other agreement), if any Awardee has terminated or otherwise ended for any reason (other by reason of the Awardee's Retirement, Disability or Death) all of the Awardee's positions as a director, officer, employee and/or consultant with every SGRP Company, then: (i) the unvested portion of a his or her Awards (whether options, RSUs or otherwise) shall automatically be forfeited to the Corporation; (ii) the Awardee or his or her Legal Representative or estate (as applicable) shall continue to have the right to receive the required payment or stock issuance under any vested part of his or her RSUs (as applicable); and (iii) the Awardee may exercise any vested part of any stock option Award (to the extent exercisable on the date of such termination) at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated for Cause (as defined in Section 26), such option shall terminate and be forfeited immediately, and the Awardee shall have no further rights or interest with respect to the option.

(b)    No Award shall be subject to early expiration or termination as provided in in this Section or another provision of this Plan due to the Retirement, death or Disability of the original Awardee; subject, however, to all the other provisions of this Plan, including (without limitation) any other provision of this Plan for early termination that may become applicable and is not subject to an applicable exception.

(c)    If any Awardee Retires, dies or becomes Disabled then, except as may otherwise be expressly provided in the applicable Awardee's Contract or written employment, consulting, severance, termination, departure, or other agreement and notwithstanding any vesting schedule or other provision of the Contract or this Plan: (i) the Awards granted to the Awardee under this Plan will become fully vested automatically, and may be exercised by the Awardee in the case of any other option, at any time within the remaining term of the option, in each case subject to any other early termination that may be applicable under this Plan; and (ii) the Awardee or his or her Legal Representative or estate (as applicable) shall continue to have the right to receive the required payment or stock issuance under any of his or her vested RSUs (as applicable).

(d)    Except as otherwise expressly provided in this Plan, the applicable Contract or the Awardee's written employment or consulting or termination contract, the termination of employment of, or the termination of a consulting or other relationship with an Awardee for any reason shall not, unless the Administrators decide otherwise, accelerate or otherwise affect the number of shares with respect to which an Award may be exercised, vested or settled; provided, however, that an option o may only be exercised and an RSU may be settled with respect to that number of shares that could have been purchased or issued or paid for under the option or RSU, respectively had the exercise or settlement been accomplished on the date of such termination.

7.    Options. (a) The Corporation from time to time may grant Awards of NQSOs to acquire shares of Common Stock as provided in this Plan, and each person receiving an option will be referred to as an "Optionee" and is also an "Awardee" under this Plan. Each Award of options granted pursuant to this Plan shall be made on such terms and conditions as are not inconsistent with this Plan and as are established by the Administrators, in their sole discretion, at or before the time such Award is granted.

(b)    The exercise price of for each of the shares of Common Stock under each NQSO shall be equal to than the Fair Market Value of the Common Stock subject to such option on the date of grant as determined in good faith by the Administrators in their sole discretion.

(c)    An option (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice (an "Exercise Notice") to the Corporation at its principal office (A) specifying the option being exercised and the number of shares of Common Stock as to which such option is being exercised, and (B) accompanied by payment in full of the aggregate exercise price therefor in accordance with the applicable Contract (I) in cash and/or by certified check, (II) with previously acquired shares of Common Stock having an aggregate Fair Market Value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, (III) with a concurrent sale of option shares through any mechanism approved by the Corporation (IV) through a "net exercise" method through any mechanism approved by the Corporation , or (V) some combination thereof; provided, however, that in no case may shares of Common Stock be tendered if such tender would require the Corporation to incur a charge against its earnings for financial accounting purposes in excess of the charge imposed without such a surrender. The Corporation shall not be required to issue any shares of Common Stock pursuant to the exercise of any option until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

(d)    The Administrators may, in their sole discretion, permit payment of the exercise price of an option by delivery by the Optionee of a properly executed Exercise Notice, together with a copy of the Optionee's irrevocable instructions to a broker acceptable to the Administrators to sell all or a portion of the option shares and deliver promptly to the Corporation the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

(e)    Upon its receipt of a properly executed Exercise Notice, the Corporation, in its sole discretion and to the greatest extent permitted by Accounting Standards and Applicable Law, may allow the payment or offset of the applicable exercise price of those exercised Option shares and pay the applicable tax withholding on behalf of the employee, by reducing the number of shares of Common Stock to be issued upon exercise by the largest whole number of shares with a Fair Market Value not in excess of the aggregate Exercise Price and tax withholding, and then issuing only the net number of Option shares remaining to the Awardee.

(f)    An Optionee shall not have the rights of a stockholder with respect to such shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the Optionee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Corporation's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any Optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares. In any event, Awardees holding options shall have no right to vote the shares of Common Stock that could be acquired thereunder, whether or not vested, until such shares are actually issued in exercise of such options.

8.    RSUs. (a) The Corporation from time to time may grant RSU Awards under and in accordance with this Plan (with one unit under the RSUs representing the right to one share of Common Stock), and each person receiving a RSU will also be referred to as an "Awardee" under this Plan. Each Award of RSUs granted pursuant to this Plan shall be made on such terms and conditions as are not inconsistent with this Plan and as are established by the Administrators, in their sole discretion.

(b)    The Corporation shall have the option (in its discretion) to settle the RSU on vesting by paying cash or issuing Common Stock to the Awardee. An Awardee receiving a RSU Award is not required to pay the Corporation therefor (except for applicable tax withholding).

(c)    Subject to the provisions of the Contract, upon the vesting of any part of a RSU, the Awardee is entitled to receive, without any payment to the Corporation (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of units that vested under the RSU by (ii) the Fair Market Value per share of the Common Stock on the date of vesting (such amount, the "RSU Value"). Payment of the RSU Value to the Awardee shall be made in cash or the issuance of shares of Common Stock, or a combination thereof, as the Corporation may elect in its discretion.

(d)    The Contract may provide an election for the Awardee to receive payment of the RSU Value at a later date, adjusted (if so provided in the Contract) from the date of vesting based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in shares of Common Stock), set out in the Contract (the "Adjusted RSU Value"). The Administrators are expressly authorized to grant RSUs that are "nonqualified deferred compensation" covered by Section 409A of the Code, as well as RSUs that are not such nonqualified deferred compensation. Payment of the Adjusted RSU Value to the Awardee shall be made in cash or the issuance of shares of Common Stock, or a combination thereof, as the Corporation may elect in its discretion.

(e)    The Contract for each RSU Award shall specify the number of RSUs granted, the applicable restrictions (if any), and such other provisions as the Administrators shall determine consistent with this Plan.

(f)    An Award of an RSU may provide for the exchange of the RSU for a Phantom Stock Unit ("PSU") award if either such an exchange is expressly permitted by the PSU contract or expressly agreed to in writing by the PSU holder. Although governed by the provisions of this Plan, the substitute RSU shall have substantially the same economic terms and provisions as the PSU to be exchanged (including the number of shares/units, remaining vesting periods, and remaining term).

(g)    Unless otherwise expressly provided in the applicable Contract, as determined by the Administrators, and approved by the Compensation Committee, each in their sole discretion, Awardees holding RSUs shall have no rights to dividends and other distributions made in cash or property (other than shares of Common Stock) that would have been paid with respect to the shares represented by those RSUs if such shares were outstanding until such shares are actually issued in settlement of such RSUs.

(h)    An Awardee of RSUs shall not have the rights of a stockholder with respect to such shares of Common Stock, except as otherwise expressly provided in the applicable Contract (pursuant to subsection (f), above, and in any event, Awardees holding RSUs shall have no right to vote the shares of Common Stock represented by such RSUs, until such shares are actually issued in settlement of such RSUs.

9.    Award Contracts. Each Award shall be evidenced by an appropriate Contract duly executed by the Corporation and the Awardee (each a "Contract"). Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each Award and Contract need not be identical.

10.    Compliance with Securities Laws. (a) It is a condition to the issuance of any share of Common Stock upon the exercise of any option or the settlement of any RSU granted under this Plan that either (i) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued in connection therewith shall be effective and current at the time of exercise or issuance, or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock thereupon. Nothing herein shall be construed as requiring the Corporation to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

(b)    The Administrators may require, in their sole discretion, as a condition to the grant, issuance of shares of Common Stock pursuant to or exercise of an Award, that the Awardee execute and deliver to the Corporation such Awardee's representations and warranties, in form, substance and scope satisfactory to the Administrators, as the Administrators may determine to be necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including (without limitation) that (i) the shares of Common Stock to be issued are being acquired by the Awardee for the Awardee's own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of shares of Common Stock by such Awardee will be made only pursuant to (A) a Registration Statement under the Securities Act that is effective and current with respect to the shares of Common Stock being sold, or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Awardee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Corporation with a favorable written opinion of counsel satisfactory to the Corporation, in form, substance and scope satisfactory to the Corporation, as to the applicability of such Securities Act exemption to the proposed sale or distribution.

(c)    In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such Award on any securities exchange or under any Applicable Law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be granted, exercised or settled in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained by the Administrators free of any conditions not acceptable to the Administrators.

11.    Stock Legends. The Corporation may endorse or place legends respecting the Corporations securities and securities compliance on each certificate or broker communication for any share of Common Stock issued to an Award upon the exercise of any option or the vesting of any RSU granted under this Plan and may issue such "stop transfer" instructions to its transfer agent or any broker in respect of such shares, in each case as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (ii) implement or reflect the provisions of this Plan or any agreement between the Corporation and the Awardee with respect to such shares of Common Stock, (iii) permit the Corporation to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under this Plan, or (iv) reflect the rights and preferences of the Common Stock or any preferred stock or other class of securities issued by the Corporation.

12.    Certain Amendments; Adjustments upon Changes in Common Stock. (a) Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, spin-off, split, combination or exchange of shares or the like that result in a change in the number or kind of shares of Common Stock that were outstanding immediately prior to such event, the aggregate number and kind of shares subject to this Plan (including the Remaining Availability and the components thereof), the aggregate number and kind of shares subject to each outstanding option or the number of outstanding RSUs and the maximum number of shares subject to Awards that may be granted to any director, officer, employee or consultant in any calendar year, shall be appropriately adjusted in good faith as the Administrators may determine and approved by the Compensation Committee, in their sole discretion, but without further approval from the Corporation's stockholders, to preserve the inherent economic value of the Awards and the intent and purposes of this Plan, consistent with this Plan and the applicable provisions of the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards and other Applicable Law. This mandatory adjustment and the Compensation Committee's determination of the mechanics of its implementation shall be conclusive and binding on all parties. Such mandatory adjustment may provide for the elimination of fractional shares that might otherwise be subject to the Award without payment therefor, which also may be accomplished by rounding up to the next whole share, and for the rounding up to the next whole cent in the case of exercise prices. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section if such adjustment (i) would cause this Plan to fail to comply with Section 409A or 422 of the Code or with Rule 16b-3 (if applicable to such Award), or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

(b)    Except as provided below, but subject to compliance with Section 409A of the Code (if applicable), upon the occurrence of any of the following events (each of the events described in clauses (i), (ii), (iii) and (iv) being referred to individually as an "Extraordinary Event"), each outstanding option, RSR or other Award shall be deemed fully vested: (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Corporation; (ii) any reorganization, merger or consolidation in which the Corporation does not survive; (iii) any reorganization, merger, consolidation or exchange of securities in which the Corporation does survive and any of the Corporation's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Corporation, or (iv)any acquisition by any person or group (as defined in Section 13(d) of the Securities Exchange Act) of beneficial ownership of fifty percent (50%) or more of the Corporation's then outstanding shares of Common Stock. Upon the occurrence of an Extraordinary Event, the Corporation shall settle each RSU (by payment or Common Stock Issuance, at the Corporation's option) and each Awardee shall have the right to exercise, in whole or in part, any unexpired option or other similar Award s pursuant to the provisions of within thirty (30) Business Days of the Corporation's giving of written notice to the Awardee of such Extraordinary Event; provided, however, that no such action need be taken respecting any option, RSR or other Award that will be paid for, redeemed or the like at full vested Fair Market Value (net of any applicable exercise price) at or in connection with the closing of any Extraordinary Event.

(c)    Notwithstanding anything to the contrary contained in this Plan, or any provision to the contrary contained in a particular Contract, the Administrators, in their sole discretion, but with the consent of the Compensation Committee, at any time, or from time to time, may elect to accelerate the exercisability or vesting or all or any portion of any Award then outstanding, which The decision shall be final, conclusive and binding. In the event of the acceleration of the exercisability of options as the result of a decision by the Administrators pursuant to this Section, each outstanding option so accelerated shall be exercisable for a period from and after the date of such acceleration through the end of its term and upon such other terms and conditions as the Administrators may determine in their sole discretion; provided, however, that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an option after the stated period) may not adversely affect the rights of any Awardee without the consent of the Awardee so adversely affected.

(d)    The Compensation Committee, in their sole discretion, but without further approval of the Corporation's stockholders, may at any time amend, suspend or terminate this Plan, in whole or in part, in such respects as it may deem advisable, including (without limitation) in order to comply with the provisions of Rule 16b-3 (if applicable) or any change in the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law (including any regulation, ruling or interpretation of any governmental agency or regulatory body) applicable to this Plan, any Award or any related matter; provided, however, that: (i) the approval of the Board also may be required to grant certain Awards and to make certain amendments to Awards and this Plan or to terminate or suspend this Plan, in whole or in part, to the extent required by the Charter, Nasdaq Rules and Applicable Law or (ii) no amendment shall be effective without any required prior or subsequent stockholder approval pursuant to Section 24, that would (A) except as contemplated in Section 12, increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan, (B) change the eligibility requirements for individuals to whom Awards may be granted hereunder, or (C) make any change for which stockholder approval is required under this Plan, the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law or the Charter.

(e)    No termination, suspension or amendment of this Plan shall adversely affect the rights of an Awardee under any Award granted under this Plan without such Awardee's consent. The power of the Administrators to construe and administer any Award granted under this Plan prior to the termination or suspension of this Plan shall continue after such termination or during such suspension.

13.    Non-Transferability of Award. Except as otherwise provided below or in the applicable Contract, no Award granted under this Plan shall be transferable other than by will or the laws of descent and distribution, and NQSOs may be exercised, during the lifetime of the Awardee, only by the Awardee or the Awardee's Legal Representatives. Except to the extent provided above or below or in the applicable Contract, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect, unless and to the extent the Compensation Committee has given in its sole discretion its express written consent to any pledge or hypothecation to (and subsequent disposition by) a financial institution, which Awards shall continue to be subject to the terms and provisions of this Plan and the applicable Contract and may be subject to such additional limits, conditions and provisions as the Compensation Committee may require in its sole and absolute discretion as a condition of such consent. The Compensation Committee will not unreasonably withhold its consent respecting any transfer by any Awardee to the spouse, children or grandchildren of the Awardee and their spouses (including adopted persons) or any trust for their benefit, but nevertheless subject to such additional limits, conditions and provisions.

14.    Withholding Taxes. The applicable SGRP Company, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise or settlement of an Award or a combination of cash and shares, having an aggregate Fair Market Value equal to the amount that the Administrators determine is necessary to satisfy the obligation of the SGRP Company to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise, vesting, settlement or disposition of an Award or the disposition of the underlying shares of Common Stock. Alternatively, the Corporation may require the Awardee to pay to the Corporation such amount, in cash, promptly upon demand.

15.    Payment of the Corporation's Issuance Expenses. The Corporation shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise, granting or settlement of an Award granted under this Plan, as well as all fees and expenses incurred by the Corporation in connection with such issuance.

16.    Use of Proceeds. Except to the extent required by law, the Corporation's Certificate of Incorporation, or the SGRP By-Laws, the cash proceeds to be received upon the exercise of an option under this Plan shall be added to the general funds of the Corporation and used for such corporate purposes as the Corporation may determine, in its sole discretion.

17.    Nonqualified Deferred Compensation. (a) The Corporation generally intends that each option Award and each RSU Award granted under this Plan not constitute "nonqualified deferred compensation" within the meaning of and subject to Section 409A of the Code. To the extent that the Administrators determine that any provision of this Plan or any option, RSU or Contract relating to an option or RSU provides for any such nonqualified deferred compensation (in whole or in part), the Administrators at any time may amend this Plan and/or amend, restructure, terminate or replace any Contract to either comply with Section 409A of the Code and/or minimize or eliminate any such nonqualified deferred compensation, in each case notwithstanding anything in this Plan or any applicable Contract to the contrary.

(b)    Notwithstanding the foregoing, it is intended that RSUs may be awarded that are considered to be "nonqualified deferred compensation" subject to Section 409A of the Code, and it is intended that such Awards shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Administrators are authorized to amend any Contract and to amend or declare void any election by an Awardee as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code. To the extent any Award is issued that is considered nonqualified deferred compensation subject to Section 409A of the Code, distribution pursuant to an Award due to separation from service to an individual who is determined to be a Specified Employee for purposes of Section 409A of the Code shall be postponed for six months and a day from such separation from service.

(c)    Notwithstanding any other provision of this Plan, the Corporation shall not be liable to any Awardee if any payment or benefit that is to be provided pursuant to this Plan and that is considered "nonqualified deferred compensation" subject to Section 409A of the Code fails to comply with, or be exempt from, the requirements of Section 409A of the Code.

18.    No Employment Contract or other Additional Rights. Neither this Plan nor the granting of any Award or Contract hereunder shall, and none of them shall be deemed or construed to, in any way: constitute an employment contract between any director, officer, employee or consultant and any SGRP Company; be consideration or inducement for the employment of any director, officer, employee or consultant by any SGRP Company; create any specific employment term or period for any director, officer, employee or consultant of any SGRP Company; give any director, officer, employee or consultant of any SGRP Company the right to be retained in the service of any SGRP Company; interfere with the right of any SGRP Company to terminate any director, officer, employee at any time, with or without cause, regardless of the effect that such termination will or may have upon such individual as an Awardee under this Plan; otherwise affect the "at will" or other employment or engagement status of any director, officer, employee or consultant of any SGRP Company; extend, modify or affect any written contract between of any SGRP Company; affect or restrict the power or authority of any SGRP Company to undertake any corporate or other action otherwise permitted under Applicable Law or any written contract between of any SGRP Company; except as may be expressly provided in this Plan or the applicable Contract, give any rights as a stockholder with respect to shares covered by any Award until such time (if ever) as the Awardee is listed as the owner of record, without restrictions on vesting or entitlement (other than those relating to securities laws) imposed pursuant to this Plan, of the shares on the books and records of the Corporation's transfer agent; or except as may be expressly provided in this Plan or the applicable Contract, provide any right to any adjustment for cash dividends or other rights for which the record date is prior to the date (if ever) the Awardee is listed as the owner of record, without restrictions on vesting or entitlement (other than those relating to securities laws) imposed pursuant to this Plan, of the shares on the books and records of the Corporation's transfer agent.

19.    No Corporation Guaranty or Personal Liability. None of the SPAR Companies and Administrators, and no director, officer, employee or consultant of any SGRP Company by reason of any action, inaction or determination on behalf of the Corporation under this Plan, has in any way guarantied or assumed any liability or responsibility for any loss or depreciation in or other adverse event respecting any Award covered by this Plan or any Contract with respect thereto or made any promise or assurance with respect thereto.

20.    Indemnification. (a) To the maximum extent permitted by law, the Corporation shall indemnify each Administrator and every other member of the Board, as well as any other director, officer, employee or consultant of any SGRP Company, from and against any and all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment and reasonable attorneys' fees and expenses) reasonably incurred by the individual in connection with any claims against the individual by reason of any action, inaction or determination on behalf of the Corporation by the individual under this Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of any duties under this Plan; or (ii) the individual fails to assist the Corporation in defending against any such claim.

(b)    Notwithstanding the above, the Corporation (with the recommendation of the Administrators and the approval of the Compensation Committee) shall have the right to select counsel and to control the prosecution or defense of the suit.

(c)    Furthermore, the Corporation shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Corporation consents in writing to the settlement or compromise.

21.    Governing Law. This Plan, each Award granted and each Contract executed hereunder, the Contracts and all rights, powers, privileges, remedies, interests and other matters arising hereunder and thereunder shall be governed by, administered under and construed in accordance with, to the extent applicable: (i) ERISA, the Code or other federal tax or similar law; (ii) the Securities Law and other federal law of the United States of America; (iii) the DEGCL and the DEUCC; and (iv) to the extent that such federal law is not dispositive and does not preempt local law, and the DEGCL and DEUCC are not applicable, the Applicable Law of the State of Michigan, in each case other than those conflict of law rules thereof that would defer to the substantive laws of any other jurisdiction.

22.    Waiver of Notice, No Waiver by Action, Rights Cumulative, Etc. Each express waiver, release, relinquishment or similar surrender of rights (however expressed) made by a party under or pursuant this Plan or any Award granted or Contract executed hereunder has been absolutely, unconditionally, irrevocably, knowingly and intentionally made by such person. Any waiver or consent respecting this Plan or any Award granted or Contract executed hereunder shall be effective only if in writing and signed by the required parties and then only in the specific instance and for the specific purpose for which given. No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent. A person or its designee may accept or reject any payment, reimbursement or performance without affecting any of its rights, powers, privileges, remedies and other interests under this Plan or any Award granted or Contract executed hereunder. No voluntary notice to or demand on any party in any case shall entitle such party to any other or further notice or demand. Except as expressly provided otherwise this Plan or any Award granted or Contract executed hereunder, (a) no failure or delay by any party in exercising any right, power, privilege, remedy, interest or entitlement hereunder shall deemed or construed to be a waiver thereof, (b) no single or partial exercise thereof shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right, power, privilege, interest or entitlement, and (c) the rights, powers, privileges, remedies, interests and entitlements under this Plan or any Award granted or Contract executed hereunder shall be cumulative, are not alternatives, and are not exclusive of any other right, power, privilege, remedy, interest or entitlement provided by this Plan, by any Award granted or Contract executed hereunder, or by Applicable Law.

23.    Severability. In the event that any provision of this Plan or any Award granted or Contract executed hereunder shall be determined to be superseded, invalid, illegal or otherwise unenforceable (in whole or in part) pursuant to Applicable Law by a court or other governmental authority, the parties agree that: (a) any such authority shall have the power, and is hereby requested by the parties, to reduce or limit the scope or duration of such provision to the maximum permissible under Applicable Law or to delete such provision or portions thereof to the extent it deems necessary to render the balance of this Plan or any such Award or Contract enforceable; (b) such reduction, limitation or deletion shall not impair or otherwise affect the validity, legality or enforceability of the remaining provisions of this Plan or any such Award or Contract, which shall be enforced as if the unenforceable provision or portion thereof were so reduced, limited or deleted, in each case unless such reduction, limitation or deletion of the unenforceable provision or portion thereof would impair the practical realization of the principal rights and benefits of either party hereunder; and (c) such determination and such reduction, limitation and/or deletion shall not be binding on or applied by any court or other governmental authority not otherwise bound to follow such conclusions pursuant to Applicable Law.

24.    Amendments; Future Stockholder Approval. The Corporation reserves the right at any time, by action recommended by its Administrators and authorized by its Compensation Committee, to supplement, modify, amend or restate, in whole or in part, any or all of the provisions of this Plan (including all provisions hereof incorporated by reference into any Award granted or Contract executed hereunder); provided, however, that the approval of the Board also may be required to grant certain Awards and to make certain amendments to Awards and this Plan to the extent required by the Charter, Nasdaq Rules and Applicable Law. This right specifically includes (without limitation) the right to make such amendments effective retroactively, if necessary, to bring this Plan into conformity with applicable provisions of the Code, ERISA, Securities Law, Exchange Rules, Accounting Standards or other Applicable Law that must be complied with so that this Plan may provide the special tax consequences contemplated under the Plan or in connection with an Award. This Plan (a) may not be supplemented, modified, amended, restated, waived, discharged, released or terminated orally, (b) may only be supplemented, modified, amended or restated in a writing signed or approved in writing by the Corporation, and (c) may only be waived, discharged (other than by performance), released or voluntarily terminated in a writing signed by the Corporation, subject to any stockholder vote required by Applicable Law. Any Award granted or Contract executed hereunder (excluding all provisions hereof incorporated by reference therein) (a) may not be supplemented, modified, amended, restated, waived, discharged, released or terminated orally, (b) may only be supplemented, modified, amended or restated in a writing signed or approved in writing by the Corporation and by the applicable Awardee, and (c) may only be waived, discharged (other than by performance), released or voluntarily terminated in a writing signed or approved in writing by the Corporation and by the applicable Awardee. Any amendment to this Plan shall be subject to approval the Compensation  Committee provided, however, that the approval of the Board also may be required to grant certain Awards and to make certain amendments to Awards and this Plan to the extent required by the Charter, Nasdaq Rules and Applicable Law.  In addition, amendments to this Plan, if and to the extent required by Applicable Law or applicable Exchange Rules, or if the Board otherwise directs that the matter be submitted to the Corporation's stockholders, by (A) the holders of a majority of the votes present in person or by proxy entitled to vote hereon at a duly held meeting of the Corporation's stockholders at which a quorum is present or (B) the Corporation's stockholders acting in accordance with the provisions of Section 228 of the DEGCL.

25.    Certain Definitions.

(a)

"1995 Plan" shall mean the Amended and Restated 1995 Stock Option Plan of the Corporation, as the same may have been supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

(b)	"2000 Plan" shall mean the 2000 Stock Option Plan of the Corporation, as the same may have been supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

(c)

"2008 Plan" shall mean the 2008 Stock Compensation Plan of the Corporation, as the same may have been supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

(d)

"2018 Plan" shall mean the 2018 Stock Compensation Plan of SPAR Group, Inc., as authorized, approved and established by SGRP's Board and its Compensation Committee on April 10, 2018, and submitted to and approved by SGRP's stockholders at their annual meeting May 2, 2018, when it became effective.

(e)

"2020 Plan" shall mean the 2020 Stock Compensation Plan of SPAR Group, Inc., as authorized, approved and established by SGRP's Board and its Compensation Committee on November 16, 2020, and submitted to and approved by SGRP's stockholders at their special meeting January 19, 2021, when it became effective.

(f)

"2021 Plan" shall mean the 2021 Stock Compensation Plan of SPAR Group, Inc., as authorized, approved and established by SGRP's Board and its Compensation Committee on June 4, 2021, and submitted to and approved by SGRP's stockholders at their annual meeting on August 12, 2021, when it became effective.

(g)

"Accounting Standards" shall mean the generally accepted accounting standards then in effect, as established, supplemented, modified, amended, restated or replaced from time to time by the Financial Accounting Standards Board and other generally recognized U.S. accounting authorities.

(h)

"Applicable Law" shall mean, to the extent applicable: (i) any Exchange Rules; (ii) ERISA, the Code or other federal tax or similar law; (iii) the Securities Law and other federal law of the United States of America; (iv) the DEGCL and the DEUCC; (v) to the extent that such federal law is not dispositive and does not preempt local law, and the DEGCL and DEUCC are not applicable, the Applicable Law of the State of Michigan; and (vi) to the extent the foregoing are inapplicable, any other applicable federal, state, territorial, provincial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, requirement or use or disposal classification or restriction; whether domestic or foreign; in each case (A) including (without limitation) any and all rules and regulations promulgated under any of the foregoing and then in effect, and (B) as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding law or provision.

(i)

"Awardee" shall mean any recipient of an Award under this Plan, and shall consist solely of eligible individuals as set forth under Section 4, above, and paragraph (a) of Instruction A.1 of Form S-8, and otherwise in accordance with the terms of this Plan.

(j)	"Business Day" shall mean any day other than (i) any Saturday or Sunday or (ii) any day the Securities and Exchange Commission is closed.

(k)

"Cause" shall mean, in connection with the termination of an Awardee, (I) "cause", as such term (or any similar term, such as "with cause", "Termination for Cause", or the like) is defined in any employment, consulting, severance, or other applicable agreement for services or termination agreement between such Awardee and any SGRP Company, or (II) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Corporation and such Awardee pursuant to Section 10, or (III) in the absence of both of the foregoing, any of the following reasons: (other than where the applicable events are based upon or also constitute good reason for the Awardee's actions) (i) the Awardee's willful, grossly negligent or repeated breach (whether through neglect, negligence or otherwise) in any material respect of, or the Awardee's willful, grossly negligent or repeated nonperformance, mis-performance or dereliction (whether through neglect, negligence or otherwise) in any material respect of any of his or her duties and responsibilities to any SGRP Company or the Awardee's employer, whether under, any agreement or document with any SGRP Company or the Awardee's employer, any of the directives, ethics or other codes, controls, policies or procedures of any SGRP Company or the Awardee's employer adopted or implemented from time to time, or otherwise, in each case other than in connection with any excused absence or diminished capacity; (ii) the gross or repeated disparagement by the Awardee of the business or affairs of the Corporation, any SGRP Company, Awardee's employer or any of their Representatives that in the reasonable judgment of SGRP adversely affected or would be reasonably likely to adversely affect the operations or reputation of any such person; (iii) any resume, application, report or other information furnished to any SGRP Company or Awardee's employer by or on behalf of the Awardee shall be in any material respect untrue, incomplete or otherwise misleading when made or deemed made; (iv) the Awardee is indicted for, charged with, admits or confesses to, pleads guilty or no contest to, adversely settles respecting or is convicted of (A) any willful dishonesty or fraud (whether or not related to any SGRP Company or Awardee's employer) (B) any material breach of any Applicable Law, (C) any assault or other violent crime, (D) any theft, embezzlement or willful destruction by the Awardee of any asset or property of any SGRP Company or Awardee's employer or any of their respective representatives, customers or vendors, (E) any other misdemeanor involving moral turpitude, or (F) any other felony; (vi) alcohol or drug abuse by the Awardee; or (v) any other event or circumstance that constitutes cause for termination of an employee under Applicable Law and is not described in another clause of this subsection; provided, however, that termination for Cause shall not be considered present unless the same has been determined by the SGRP Compensation Committee in their sole and absolute discretion.

(l)

"Charter" shall mean, as and to the extent applicable, the By-Laws of the Corporation, as amended, the charter of the Compensation Committee or other committee comprising the Compensation Committee, as amended, and all resolutions of the Board, Compensation Committee or such other committee having continuing effect.

(m)	"Code" shall mean the Internal Revenue Code of 1986, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(n)	"DEGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

(o)	"DEUCC" shall mean Article 8 of the Uniform Commercial Code of the State of Delaware, as amended.

(p)	"Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(q)

"Exchange Rules" shall mean the charter or other organizational or governance document or listing or other requirements of the applicable national securities exchange or market on which SGRP's stock is listed or quoted (currently Nasdaq), or any other applicable self-regulatory or governing body or organization, and the rules and regulations promulgated thereunder, as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding rule, regulation or provision.

(r)	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(s)

"Fair Market Value" shall mean the fair market value of a share of Common Stock on any day that shall be: (i) if the principal market for the Common Stock is a national securities exchange, the closing sales price per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; or (ii) if the principal market for the Common Stock is not a national securities exchange, the average of the closing bid and asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (i) and (ii) of this subsection are all inapplicable because the Corporation's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with the provisions of the Code, ERISA, Securities Law, Exchange Rules and Accounting Standards applicable to the relevant Awards.

(t)	"ISOs" shall mean incentive stock options within the meaning of Section 422 of the Code.

(u)

"Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Awardee with respect to an Award granted under this Plan.

(v)	"Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

(w)	"Prior Plan" shall mean any of the following: 2021 Plan, 2020 Plan, 2018 Plan, 2008 Plan, 2000 Plan or 1995 Plan.

(x)

"Retired", "Retires" and "Retirement" shall mean the voluntary termination by an Awardee of such person's status as a director (whether or not an employee), officer (whether or not an employee), employee or consultant to any SGRP Company or SGRP Consultant, in each case so long as such person: (i) shall be at least (A) sixty (60) or so years of age and have held any such position with any SGRP Company for at least ten (10) years, or (B) sixty-two (62) years of age and have held any such position with any SGRP Company for at least five (5) years, or (C) sixty-five (65) years of age; and (ii) shall not be employed full time by anyone else; in each case except as may be specifically provided otherwise for retirement (including any younger age or shorter period) either (1) in the applicable Contract or Awardee's written employment, consulting, departure, retirement or termination contract, or (2) in the recommendation of the Administrators and the approval of the Compensation Committee in their discretion in any particular case or class of cases.

(y)	"Securities Act" shall mean the Securities Act of 1933, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(z)	"Securities Exchange Act" shall mean the Securities Act of 1934, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

(aa)

"Securities Law" shall mean the Securities Act, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, any "blue sky" or other applicable federal or state securities law, or any other comparable law of any applicable jurisdiction, as amended and any and all rules and regulations promulgated thereunder and then in effect,.

(bb)	"SGRP Board" shall mean the Board of Directors of SGRP.

(cc)

"SGRP By-Laws" shall mean the By-Laws of SGRP, including (without limitation) the charters of the SGRP Audit Committee, SGRP Compensation Committee and the SGRP Governance Committee, as the same may have been and hereafter may be adopted, supplemented, modified, amended or restated from time to time in the manner provided therein.

(dd)

"SGRP Committee" shall mean the SGRP Board's Audit Committee, the SGRP Board's Compensation Committee, the SGRP Board's Governance Committee or any other committee of the SGRP Board established from time to time, as applicable.

(ee)

"SGRP Company" shall mean SGRP, any Parent of SGRP, or any direct or indirect Subsidiary of SGRP. The subsidiaries of SGRP at the referenced date are listed in Exhibit 21.1 to SGRP's most recent Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (a copy of which can be viewed at the Corporation's website (www.SMFinc.com) under the tab/sub-tab of Investor Relations/SEC Filings).

(ff)	"Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

26.    Construction, Interpretation, Headings, Etc. In this Plan and each Award granted and Contract executed hereunder: (a) the meaning of each capitalized term or other word or phrase defined in singular form also shall apply to the plural form of such term, word or phrase, and vice versa; each singular pronoun shall be deemed to include the plural variation thereof, and vice versa; and each gender specific pronoun shall be deemed to include the neuter, masculine and feminine, in each case as the context may permit or required; (b) any bold text, italics, underlining or other emphasis, any table of contents, or any caption, section or other heading is for reference purposes only and shall not affect the meaning or interpretation of this Plan; (c) the word "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts; (d) this Plan includes each schedule and exhibit hereto, all of which are hereby incorporated by reference into this Plan, and the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Plan (including all schedules and exhibits hereto) and the applicable statement(s) of work as a whole and not to any particular provision of any such document; (e) the words "include", "includes" and "including" (whether or not qualified by the phrase "without limitation" or the like) shall not in any way limit the generality of the provision preceding such word, preclude any other applicable item encompassed by the provision preceding such word, or be deemed or construed to do so; (f) unless the context clearly requires otherwise, the word "or" shall have both the inclusive and alternative meaning represented by the phrase "and/or"; (g) each reference to any ethics code, financial or reporting control or governing document or policy of SGRP adopted or implemented from time to time or the Awardee's employer shall include those of each SGRP Company, any Securities Law or Exchange Rules, or other Applicable Law, whether generically or specifically, shall mean the same as then in effect; and (h) each provision of this Plan and each Award granted and Contract executed hereunder shall be interpreted fairly as to as to all parties and persons irrespective of the primary drafter of such provision.

27.    Recovery of Compensation in Connection with Financial Restatement or Corporation Policy. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Corporation is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law or any ethics code, financial or reporting control or governing document or policy of SGRP adopted or implemented from time to time, and if such non-compliance is the result of the Awardee's material misconduct or other fault, the Awardee shall be required to reimburse the Corporation for any amounts earned or payable with respect to an Award to the extent such amounts would not have been earned absent such material non-compliance due to the Awardee's material misconduct or other fault and reimbursement of such amounts is required by and otherwise in accordance with Applicable Law and any ethics code, financial or reporting control or governing document or policy of SGRP adopted or implemented from time to time.

28.    Entire Understanding. This Plan and each Award granted and Contract executed hereunder contain all provisions applicable to the applicable Award and Contract and the entire understanding of the parties with respect thereto and supersede and completely replace all prior and other provisions, promises, assurances and other agreements and understandings (whether written, oral, express, implied or otherwise) among the parties with respect to the matters contained in this Plan and such Award and Contract. Except as otherwise provided in this Plan: this Plan supersedes and completely replaces all earlier versions of this Plan (including each Prior Plan) and applies to all Awards made under the Plan after the original Effective Date; and no further Awards shall be made thereafter under any Prior Plan, but this Plan does not modify the administration of, or any of the Continuing Awards or existing Contracts outstanding under any Prior Plan and those Continuing Awards shall continue to be governed by the applicable Prior Plans, which Prior Plans shall continue in full force and effect for such purposes.